Media Advisory

Contacts:
Kelly Henry Director, Corporate Marketing GSI Commerce, Inc. 610-491-7474 henryke@gsicommerce.com	Greg Ryan Director, Corporate Communication GSI Commerce, Inc. 610-491-7294 ryang@gsicommerce.com

GSI Commerce to Consolidate Four U.S. Call Centers into Three Facilities

Available Capacity, Timing of Lease Expiration and Use of Virtual Technologies
Drive Decision to Close Call Center in Martinsville, Va.

KING OF PRUSSIA, Pa., April 21, 2009 – After an analysis of capacity, the impact of virtual technologies and facility lease considerations, GSI Commerce Inc. (Nasdaq: GSIC), today announced that it will consolidate the operations of its four U.S. customer call centers into three facilities. As a result, the company will close its call center in Martinsville, Va., in a phased shut down that will begin in June and run through final closure targeted for the end of September.

The company released the following information regarding the consolidation effort:

■ After an analysis of its customer care operations, that included capacity in existing facilities, business processes, use of virtual technologies and lease considerations, GSI Commerce concluded that it could achieve long-term operational improvements if it consolidated four call center operations into three.

■ GSI will use available capacity and also hire additional employees at each of its three remaining call center facilities to support the consolidation. Additionally, GSI plans to expand its virtual network of work-at-home professionals – a successful program launched by GSI in 2007.

■ GSI does not expect the consolidation to have any material impact to its 2009 fiscal year operating results. The company has not materially changed its call center volume expectations for the 2009 fiscal year.

■ The consolidation includes closing the Martinsville, Va., call center and moving its client operations to facilities located in Melbourne, Fla., Eau Claire, Wis., and Brunswick, Ga.

■ Under the WARN Act, GSI Commerce provided notice to 279 employees in its Martinsville, Va., call center today advising them that the company will begin a phased shut down of the facility beginning in June.

■ The facility is located at 730 East Church St., Martinsville, VA, 24112, in Henry County.

■ The Martinsville facility was opened in 1999 and was acquired as part of GSI’s acquisition of Accretive Commerce in September 2007. GSI’s lease on the Martinsville call center expires at the end of the summer.

■ GSI also operates a 479,000-sq. ft. fulfillment center in Martinsville. This facility is not affected by the closure of the call center. GSI employs 208 people in its Martinsville fulfillment center and has recently added business to that facility with the addition of three new clients. There could be additional hiring at this facility as new business is added during the year. The Martinsville fulfillment center is expected to hire approximately 220 seasonal workers for full- and part-time work during the fourth quarter.

About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog (www.e-Dialog.com).

Forward-Looking Statements
This media advisory contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if,” “objective,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic clients and suppliers and the timing of the establishment, extension or termination of its relationships with strategic clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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